EXHIBIT 10.2

Loan Agreement

THIS DEED dated 29 day of June 2022

BETWEEN

Lender:	Rayont (Australia) Pty Ltd ACN 609 893 307 of 6/3986-3988 Pacific Highway, Loganholme QLD 4129 and Rayont International (Labuan) Ltd of 11 Jalan Jambu Susu 4/3C, Seksyen 4, Shah Alam, Selangor, 4000, Malaysia

Borrower:	Nova Medical Group Pty Ltd ACN 653 914 133 of 3 Whitehall Street, Macgregor QLD 4109

Guarantor:	Kuan Heng Chen of 3 Whitehall Street, Macgregor QLD 4109

Contents

Summary		2
Additional agreements		2
Operative part		3
1.	Loan	3
2.	Repayments	3
3.	Calculation of interest	3
4.	Fixed interest	3
5.	Variable interest	3
6.	Advance repayment of loan balance	4
7.	Early repayment	4
8.	Further advances	4
9.	Trusts	4
10.	Default	4
11.	Interest following judgement	5
12.	Invalidity by operation of law	5
13.	Indemnity	5
14.	Loss	5
15.	Costs	6
16.	Independent financial and legal advice	6
17.	Notices	6
18.	Interpretation	6
EXECUTION PAGE		7

Summary

Borrower email address:
Amount of loan:	USD $3,500,000.00
Term of loan:	3 Years.
Date advance made (insert after completion)	The completion date of the Asset Sale Agreement between the Borrower as Buyer and Lender as Seller, bearing date ………….
Instalments due:	One month after completion and thereafter monthly on the same day.
Higher rate of interest :	10 % per annum.
Lower rate of interest:	8 % per annum.
Fixed or variable interest rate:	See additional Agreements.
Instalments interest only or loan amount and interest:	As per additional agreements
Multiples by which the loan amount can be reduced on any monthly interest payment date:	USD $10,000.00

Additional agreements (it is agreed that amendments or additions to the operative part will be recorded here)

1.	The amount of loan represents the purchase price owing by the Borrower as Buyer to the Lender as Asset Seller and Licence Seller under an asset sale agreement bearing date 29 June 2022

2.	Interest only will be payable for the first twelve (12) months in accordance with the interest calculation schedule annexed. Principal and interest will be payable for the following 24 months in accordance with the interest calculation schedule annexed.

3.	By way of collateral security, the borrower agrees to enter into a general security agreement over the assets and undertaking of the borrower simultaneously with this loan agreement.

Operative part

1.	Loan

At the request of the guarantor (if any) the lender agrees to advance to the borrower the amount of the loan on the terms of this deed.

2.	Repayments

The borrower must make repayments of the loan on the dates set out in the summary and must pay the balance remaining on or before the date of repayment set out in the summary.

The borrower must make payments of interest on the dates set out in the summary and must pay all outstanding interest on or before the date of repayment set out in the summary

3.	Calculation of interest

Compounding

For the purposes of calculation of interest, the loan balance shall include the amount outstanding including all unpaid interest and all other amounts then due under this deed.

Rate discount for on time payments

In each month that all payments due under this deed are made on or before the due date, interest shall be calculated by applying the lower rate to the loan balance.

In each month that a payment due under this deed is not made on or before the due date, interest shall be calculated by applying the higher rate to the loan balance.

In the event one or more payments are overdue, notwithstanding the borrower may seek to specify that a payment is a payment in respect of a specific month, all payments shall be credited to such overdue payments before being credited to presently due payments.

4.	Fixed interest

If the summary specifies this is a fixed interest loan, interest shall be calculated by applying the rates specified in the summary to the loan balance.

5.	Variable interest

If the summary specifies the interest rate is variable, subject to the following clause, each change in interest rate shall take effect on the date the Reserve Bank of Australia publishes a change in the Cash Target Rate.

The lender must notify the borrower of each interest rate change within 14 days of such change. If the lender fails or chooses not to so notify the borrower of an interest rate increase within 14 days of publication by the Reserve Bank of an increase in the Target Cash Rate, that interest rate increase shall not apply.

The lender may recalculate the instalments payable by the borrower if there is an alteration to the rate of interest payable or if there is any further advance or any other money become payable.

The lender shall recalculate the instalments payable so as to ensure, as nearly as practicable, that the amount of the loan and interest thereon will be repaid to the lender on the due date.

In the event that instalments are not recalculated then any additional interest payable shall be capitalized monthly.

The lender shall give notice in writing to the borrower of any recalculation and upon receipt of such notice the borrower shall pay to the lender the instalments as recalculated by the lender.

If the borrower pays to the lender payments in excess of those then due and the lender accepts them, those payments shall be credited to the borrower’s account with the lender but the borrower’s obligation to make any succeeding payment on the due date for payment shall not be altered.

The commencing interest rates are as specified in the summary

6.	Advance repayment of loan balance

In addition to making payments of the amount of the loan and interest as provided for in this deed the borrower may pay multiples of the amount shown in the summary in reduction of the loan balance on any due day for payment of an instalment of interest.

7.	Early repayment

The borrower may repay the whole of the loan balance at any time on payment of interest to the end of the then current month together with the additional interest set out in the summary.

8.	Further advances

From time to time the borrower and the lender may agree in writing to the making of further advances on such terms as to interest and repayments as are agreed. Such writing shall form part of this deed and all rights and obligations relating to such further advances shall be the same as those contained in this deed.

9.	Trusts

The borrower is personally liable for the obligations in this deed and its liability is not limited due to the borrower acting as a trustee.

Nothing shall prejudice, affect or in any way limit the personal liability of the borrower under this deed.

10.	Guarantee

The guarantor warrants that before execution of this deed the guarantor sought such advice as the guarantor considered necessary to fully understand this guarantee and in particular the financial consequences for the guarantor of default by the mortgagor. The guarantor has satisfied itself as to the financial position of the mortgagor and the mortgagor’s capacity to service this loan and comply with the mortgagor’s obligations under this deed.

The guarantor hereby guarantees to the mortgagee the due and punctual performance of all the obligations of the mortgagor contained or implied in this deed and hereby indemnifies the mortgagee against all losses, expenditure, costs and expenses of whatever nature suffered or incurred directly or indirectly by the mortgagee in recovering the principal sum, interest and all other amounts that may become due under this deed or the mortgage.

Unless otherwise stated in the summary this guarantee does not extend to include the principal and interest of any further advances made after the date of this deed.

Unless otherwise stated in the summary this guarantee does not extend to include the principal and interest of any redraws made after the date of this deed.

If the summary specifies a limit to the guarantee then this guarantee is limited to that amount.

This guarantee and indemnity is continuing and irrevocable and the obligations of the guarantor are absolute and unconditional in all circumstances and must continue notwithstanding that there is any change to the constitution, membership or board of the mortgagor.

This guarantee continues despite the payment of any part of the amount owing and despite any time or other concession or compromise extended by the mortgagee to the mortgagor or any other person.

The guarantor hereby consents to any variation of this deed by extension of the period for repayment of the amount owing.

This guarantee and indemnity is a principal obligation and is not to be treated as ancillary or collateral to any obligation to the intent that this guarantee and indemnity will be enforceable notwithstanding that any of the deeds and other obligations arising between the mortgagee and the mortgagor are in whole or part unenforceable for any reason.

Except as provided below this guarantee will not be affected by the neglect or omission of the mortgagee to enforce any of its rights in relation to this or any other security or releasing any security in whole or in part or if the mortgagor dies or becomes of unsound mind or bankrupt or being a company goes into liquidation or any other obligation for any reason becoming unenforceable in whole or in part.

The mortgagee shall not exercise its rights against any security provided by the guarantor before first exercising its rights against security provided by the mortgagor.

11.	Default

In the event any one or more of the default events set out below shall occur, the lender may by notice in writing to the borrower require the borrower to immediately repay the amount of the loan and accrued interest. For the purposes of this clause the following are events of default:

(a) Failure by the borrower to comply with any of the covenants express or implied in this deed;

(b) Failure by the borrower in the due and punctual payment of any money as payment falls due under this deed;

(c) Being a trustee the borrower without the prior consent of the lender ceases to be the trustee;

(d) The borrower becoming bankrupt or being a corporation going into liquidation;

(e) If the borrower is a company, a change in the ownership of shares attaching more than 50% of the voting rights.

12.	Interest following judgement

The borrower agrees as an independent obligation which will not merge in any judgment, to pay interest on any judgment or order for the payment of all or any part of the money secured at either the rate payable under the judgment or at the higher rate specified in the summary, whichever is the greater.

13.	Invalidity by operation of law

If any provision of this deed is invalid due to the operation of any statute or rule of law, then such provision is severed from this deed.

14.	Indemnity

The borrower indemnifies the lender against all liabilities arising out of the lender’s exercise of its powers under this deed and against any actions or proceedings against the lender in respect of any action or omission by the lender whilst exercising the lender’s powers. Any money received by the lender may be used to give effect to this indemnity.

15.	Loss

The lender will not be liable for any loss arising out of the exercise of any of the lender’s powers.

16.	Costs

All costs, fees and expenses including legal expenses on a full indemnity basis in connection with the negotiation, preparation, execution, and stamping of this deed and the exercise of the powers of the lender on default, are payable by the borrower to the lender on demand.

17.	Independent financial and legal advice

The borrower agrees that they have sought such financial and legal advice as they considered appropriate for an understanding of this deed before entering into it.

18.	Notices

A notice or other communication to a party must be in writing and delivered to that party in one of the following ways:

(a)	Delivered personally; or

(b)	Posted to the address specified in the summary, when it will be treated as having been received on the second business day after posting; or

(c)	Faxed to the facsimile number specified in the summary, when it will be treated as received when it is transmitted; or

(d)	Sent by email to the email address specified in the summary, when it will be treated as received when it enters the recipient’s information system.

19.	Interpretation

This deed is governed by the law of the state in which the lender is located and the parties submit to the non-exclusive jurisdiction of the courts of that state.

In the interpretation of this deed:

(a)	Words denoting the singular include the plural and vice versa, words denoting individuals or persons include bodies corporate and vice versa, words denoting one gender include all genders and references to documents or agreements also mean those documents or agreements as changed, novated or replaced;

(b)	Grammatical forms of defined words or phrases have corresponding meanings;

(c)	Parties must perform their obligations on the dates and times fixed by reference to the state in which the lender is situated.

(d)	Reference to an amount of money is a reference to the amount in the lawful currency of the Commonwealth of Australia;

(e)	If the day on or by which anything is to be done is a Saturday, a Sunday or a public holiday in the place in which it is to be done, then it must be done on the next business day;

(f)	References to a party are intended to bind their heirs, executors, administrators, successors and assigns; and

(g)	Obligations affecting more than one party bind them jointly and each of them severally.

(h)	Reference to the advance or the debt or money secured or money owing means the advance, interest, further advances and all other money payable from time to time by the borrower to the lender.

EXECUTION PAGE

EXECUTED AS A DEED

SIGNED BY Rayont (Australia) Pty Ltd ACN 609 893 307 in accordance with section 127 of the Corporations Act:	) )
Sole Director

SIGNED BY Rayont International (Labuan) Ltd by its Sole Director:	) )
Sole Director

SIGNED BY Nova Medical Group Pty Ltd ACN 653 914 133 in accordance with section 127 of the Corporations Act:	) )
Director

SIGNED by Kuan Heng Chen in the presence of: James Kennett	) )

Kuan Heng Chen

Page 7 of 7